Registration No. 333-56152 Rule 424(b)(3)
Pricing Supplement		Pricing Supplement Number 21 Dated Monday, May 14, 2001
CUSIP Number	Resale Price	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date
44181EAW8	100.000%	1.500%	$10,596,630.00	6.550%	Semi-annually	5/15/2011
1st Coupon Date	1st Coupon Amount	Survivors Option	Product Ranking		Moodys Rating	S & P Rating
11/15/2001	$32.39	YES	Senior Unsecured Notes		A2	A
Redemption Information: Non Callable

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

Household Finance Corp. 2700 Sanders Road Prospect Heights, IL 60070

Trade Date: Monday, May 14, 2001
@ 12:00 PM ET
Settlement Date: Thursday, May 10, 2001 @03:30 PM ET
Minimum Denomination/Increments: $1000.00/$1000.00
All Trade Settle Flat and clear SDFS: DTC Book Entry Only
DTCNumber: 0262 via BNY Clearing Services, LLC
InterNotes(SM) is the service mark of Incapital, LLC.
All rights reserved.

					Household Finance Corp. $1,000,000,000 InterNotes (SM) Prospectus Dated 12-Mar-01 Page 1 of 1